[PEPPER HAMILTON LLP LETTERHEAD]
                           3000 Two Logan Square
                        Eighteenth and Arch Streets
                        Philadelphia, PA  19103-2799

August 11, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  WT Mutual Fund
File Nos.:  33-84762; 811-8648

Dear Sir or Madam:

On behalf of WT Mutual Fund (the "Fund"), and pursuant to Rule 485(a)(ii) under the Securities Act of 1933, transmitted for filing is Post-Effective Amendment No. 11 to the Fund's Registration Statement on Form N-1A.

This filing is being made to register three additional series of the Fund, designated as the Roxbury Mid Cap Fund, the Roxbury Socially Responsible Fund and the Roxbury Science and Technology Fund (each, a "New Series"). Shares of each New Series will be offered pursuant to separate prospectuses and a combined statement of additional information ("SAI"). This amendment includes only the prospectuses and SAI of the New Series.

Please address any comments or questions in connection with this filing to my attention at (215) 981-4506 or to the attention of P. Thao Le at (215) 981-4135.

Very truly yours,

/s/ Joseph Del Raso, Esq.
Joseph Del Raso, Esq.



cc:  Leah Anderson, Wilmington Trust Company
     William P. Richards, Roxbury Capital Management LLC